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                                   EXHIBIT 99
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AT THE COMPANY:

Daniel D. Viren                             Roy Youst
Senior Vice President-Finance               Director Corporate Communications
(614) 864-6400                              (614) 864-6400


FOR IMMEDIATE RELEASE
MONDAY, JANUARY 12, 2004

             R.G. BARRY DISCONTINUES NUEVO LAREDO SEWING OPERATIONS

PICKERINGTON, OHIO - MONDAY, JANUARY 12, 2004 -- R.G. BARRY CORPORATION (NYSE:
RGB) today announced that it has discontinued slipper sewing operations at its Nuevo Laredo, Mexico, manufacturing facility and reduced its workforce there by approximately 150 to allow the company to further align internal manufacturing capacity with demand visibility.

The company's Nuevo Laredo slipper component cutting, sole molding and distribution center operations will not be materially affected by this change. R.G. Barry Corporation also operates slipper sewing plants in Ciudad Acuna and Zacatecas, Mexico. Space being vacated at the Nuevo Laredo manufacturing facility will be used for the storage of raw materials.

A first quarter charge is expected as a result of this change.

To learn more about R.G. Barry Corporation and its at- and around-the-home footwear products, visit the Company Website at (www.rgbarry.com).

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this news release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in the release, there are factors that could cause results to differ materially from those anticipated by some of the statements made. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business development outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.

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